Exhibit 99.1

Media Contact:	Investor Contact:
Barbara Henderson	Amy Greene
SVP, Worldwide Corp. Comm.	VP, Investor Relations
213.745.0517	213.745.0474

HERBALIFE LTD. ANNOUNCES PRELIMINARY FOURTH QUARTER AND FULL-YEAR 2013 FINANCIAL RESULTS

LOS ANGELES, February 3, 2014 – Herbalife Ltd. (NYSE: HLF) today provided a preview of anticipated results for its fourth quarter and fiscal year ended December 31, 2013. The company reported preliminary, unaudited results that include the following:

•	Volume Points for full year and fourth quarter 2013 are expected to increase approximately 13.1% and 12.7%, respectively, compared to the prior year periods.

•	Net sales for full year and fourth quarter 2013 are expected to increase approximately 18.5% and 19.8%, respectively, compared to the prior year periods.

•	Fourth quarter adjusted[1] diluted EPS is expected to be in a range of $1.26 to $1.30. Fourth quarter as reported diluted EPS is expected to be in a range of $1.13 to $1.17, as compared to prior year fourth quarter as reported diluted EPS of $1.00. There were no non-GAAP adjustments reported against the company’s 2012 fourth quarter U.S. GAAP results.

•	Full year adjusted[1] diluted EPS is expected to be in a range of $5.35 to $5.39. Full year as reported diluted EPS is expected to be in a range of $4.89 to $4.93, as compared to prior full year as reported diluted EPS of $3.94. There were no non-GAAP adjustments reported against the company’s 2012 full year U.S. GAAP results.

Herbalife also announced the following:

•	The company expects to report full year financial results on February 18, 2014.

[1]	Fourth quarter and full year 2013 adjusted diluted EPS excludes the impact, net of taxes, of the February 2013 devaluation of the Venezuelan Bolivar; expenses (primarily for legal and advisory services) relating to the company’s response to information put into the marketplace by a short seller, which the company believes to be inaccurate and misleading; and expenses incurred in connection with the re-audit of 2010-2012 financial statements resulting from KPMG LLP’s resignation. See Schedule A – “Reconciliation of Non-GAAP Financial Measures” for more detail.

•	The company’s 2014 full year Volume Point growth and adjusted[2] EPS guidance of 6.5% to 8.5% and $5.45 to $5.65 respectively remains unchanged, despite approximately $0.10 adverse foreign currency exchange rate impact compared to prior guidance.

•	First quarter 2014 adjusted[2] EPS is expected to be in a range of $1.24 to $1.28 despite an approximately $0.20 adverse foreign currency exchange rate impact compared to the prior year’s results.

•	The company’s board of directors has increased the existing share repurchase authorization to an available balance of $1.5 billion.[3] The company’s former share repurchase authorization of $1 billion had an available balance of $653 million.

•	The company expects to begin repurchasing shares of Herbalife common stock.

About Herbalife Ltd.

Herbalife Ltd. (NYSE:HLF) is a global nutrition company that sells weight-management, nutrition, and personal care products intended to support a healthy lifestyle. Herbalife products are sold in over 90 countries through and to a network of independent distributors. The Company supports the Herbalife Family Foundation and its Casa Herbalife program to help bring good nutrition to children. Herbalife’s website contains a significant amount of financial and other information about Herbalife, for investors at http://ir.Herbalife.com. The company encourages investors to visit its website from time to time, as information is updated and new information is posted.

[2]	Forward guidance excludes the impact of expenses (primarily for legal and advisory services) relating to the company’s response to information put into the marketplace by a short seller, which information the company believes to be inaccurate and misleading and the impact of the recently announced financing transaction and any subsequent share repurchase activity. Forward guidance is based on the average daily exchange rates of the first two weeks of January. Included in the guidance is the use of the GAAP rate for Venezuela of 6.3 to 1 for January results and 10 to 1 for the balance of the year and excludes the potential impact of future devaluation of the Venezuelan bolivar and any future repatriation of existing cash balances in Venezuela.
[3]	Our financial statement filings with the Securities and Exchange Commission present our consolidated results. Herbalife Ltd. is incorporated in the Cayman Islands. Under Cayman Islands law, our ability to pay dividends and repurchase shares of our common stock is determined by the amount of distributable reserves evident from the balance sheet of our parent company. Our current distributable reserves exceed our current share repurchase authorization.

FORWARD-LOOKING STATEMENTS

Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed or incorporated by reference in our filings with the Securities and Exchange Commission. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, among others, the following:

•	potential differences between the final, audited results that have not been determined as of the date of this release and the preliminary unaudited results disclosed in this release;

•	any collateral impact resulting from the ongoing worldwide financial environment, including the availability of liquidity to us, our customers and our suppliers or the willingness of our customers to purchase products in a difficult economic environment;

•	our relationship with, and our ability to influence the actions of, our distributors;

•	improper action by our employees or distributors in violation of applicable law;

•	adverse publicity associated with our products or network marketing organization, including our ability to comfort the marketplace, regulators and other third parties regarding our compliance with applicable laws;

•	changing consumer preferences and demands;

•	our reliance upon, or the loss or departure of any member of, our senior management team which could negatively impact our distributor relations and operating results;

•	the competitive nature of our business;

•	regulatory matters governing our products, including potential governmental or regulatory actions concerning the safety or efficacy of our products and network marketing program, including the direct selling market in which we operate;

•	legal challenges to our network marketing program;

•	risks associated with operating internationally and the effect of economic factors, including foreign exchange, inflation, disruptions or conflicts with our third party importers, pricing and currency devaluation risks, especially in countries such as Venezuela;

•	uncertainties relating to the application of transfer pricing, duties, value added taxes, and other tax regulations, and changes thereto;

•	uncertainties relating to interpretation and enforcement of legislation in China governing direct selling;

•	uncertainties relating to the interpretation, enforcement or amendment of legislation in India governing direct selling;

•	our inability to obtain the necessary licenses to expand our direct selling business in China;

•	adverse changes in the Chinese economy, Chinese legal system or Chinese governmental policies;

•	our dependence on increased penetration of existing markets;

•	contractual limitations on our ability to expand our business;

•	our reliance on our information technology infrastructure and outside manufacturers;

•	the sufficiency of trademarks and other intellectual property rights;

•	product concentration;

•	changes in tax laws, treaties or regulations, or their interpretation;

•	taxation relating to our distributors;

•	product liability claims;

•	whether we will purchase any of our shares in the open markets or otherwise; and

•	share price volatility related to, among other things, speculative trading and certain traders shorting our common shares.

We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

SUPPLEMENTAL INFORMATION

SCHEDULE A: RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(unaudited and un-reviewed)

In addition to its anticipated results, the company has included in this release “adjusted diluted EPS” (earnings per share), a measure the Securities and Exchange Commission defines as a “non-GAAP financial measure.” Management believes that this non-GAAP financial measure, when read in conjunction with the company’s as-reported expected results, can provide useful supplemental information for investors when comparing period to period results. However, non-GAAP financial measures such as adjusted diluted EPS should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP.

The following is a reconciliation of as-reported preliminary diluted EPS, presented and reported in accordance with U.S. generally accepted accounting principles, to adjusted preliminary diluted EPS:

($ in thousands except for earnings per share)	Three Months Ended			Twelve Months Ended
	12/31/13	12/31/13		12/31/13	12/31/13
	Low	High	12/31/12	Low	High	12/31/12
	(Preliminary)			(Preliminary)
Diluted earnings per share, as reported	$1.13	$1.17	$1.00	$4.89	$4.93	$3.94
Venezuela devaluation impact (net of ($1,442) and $5,354 tax benefit for the three and twelve months ended December 31, 2013, respectively) (1) (2)	0.01	0.01	—	0.09	0.09	—
Expenses incurred responding to attacks on the Company’s business model (net of $1,455 and $4,696 tax benefit for the three and twelve months ended December 31, 2013, respectively)(1)	0.04	0.04	—	0.23	0.23	—
Expenses incurred for the re-audit of 2010 to 2012 financial statements due to resignation of KPMG (net of $2,422 and $4,750 tax benefit for the three and twelve months ended December 31, 2013)(1)	0.07	0.07	—	0.14	0.14	—

Diluted earnings per share, as adjusted (3)	$1.26	$1.30	$1.00	$5.35	$5.39	$3.94

(1)	The income tax impact of the non-GAAP adjustments is based on items affecting the company’s 2013 full year GAAP effective tax rate. Adjustments to items unrelated to these non-GAAP adjustments have had an effect on the income tax impact of the non-GAAP adjustments in periods subsequent to the underlying non-GAAP adjustments.
(2)	The amount for the three months ended December 31, 2013 relates to the change in tax benefit, as explained in note 1, for the Venezuela devaluation that was recorded in the first quarter
(3)	Amounts may not total due to rounding.